Exhibit 5.3

March 10, 2005

Prudential Financial, Inc.,

751 Broad Street,

Newark, New Jersey 07102.

Prudential Financial Capital Trust II,

Prudential Financial Capital Trust III,

c/o Prudential Financial, Inc.,

751 Broad Street,

Newark, New Jersey 07102.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Prudential Financial, Inc., a New Jersey corporation (the “Company”), of $5,000,000,000 aggregate amount of:

(i) senior and subordinated debt securities of the Company;

(ii) shares of preferred stock of the Company;

(iii) depositary shares representing shares of preferred stock of the Company;

(iv) shares of common stock, par value $0.01 per share, of the Company and the shareholder protection rights related to such shares (the “Rights”) to be issued pursuant to the Shareholders Rights Plan, dated as of November 1, 2001, between the Company and EquiServe Trust Company, N.A., as Rights Agent;

(v) warrants of the Company;

(vi) stock purchase contracts of the Company;

(vii) units;

(viii) preferred securities (the “Preferred Securities”) representing undivided beneficial interests in the assets of Prudential Financial Capital Trust II, a Delaware statutory trust, or Prudential Financial Capital Trust III, a Delaware statutory trust (each, a “Trust”); and

(ix) the guarantees (the “Guarantees”) of the Company relating to the Preferred Securities;

I, as corporate counsel for the Company, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s board of directors authorizing the issuance of the securities referred to above (the “Resolutions”), and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1) Senior and Subordinated Debt Securities. The indenture relating to the senior debt securities and the indenture relating to the subordinated debt securities (each, an “Indenture” and together, the “Indentures”), in the forms filed as exhibits to the registration statement of the Company and the Trusts (the “Registration Statement”), have been duly authorized by the Company. When the Registration Statement has become effective under the Act, when the Indentures have been duly executed and delivered substantially in the forms so filed, when the terms of the debt securities to be issued under an Indenture and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the debt securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The senior and subordinated debt securities covered by the opinion in this paragraph include any senior or subordinated debt securities, as the case may be, that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(2) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly established in conformity with the Company’s amended and restated certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when an appropriate certificate of amendment with respect to the preferred stock has been duly filed with the Secretary of State of the State of New Jersey and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(3) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(4) Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of shares of common stock, or issuance upon exercise, conversion or exchange pursuant to the terms of any other security covered by the Registration Statement, have been duly established by all necessary corporate action in conformity with the Company’s amended and restated certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such shares of common stock have been duly authorized, issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, such shares of common stock will be validly issued, fully paid and nonassessable. The shares of common stock covered in the opinion in this paragraph include any shares of common stock that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(5) Rights. Assuming that the Rights Agreement has been duly authorized, executed and delivered, when the Registration Statement has become effective under the Act and shares of common stock have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to such shares of common stock will be validly issued.

(6) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(7) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the stock purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(8) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(9) Preferred Securities. When an amended and restated declaration of trust among the Company, the property trustee, the Delaware trustee and the administrative trustees named therein (the “Declaration”), relating to Preferred Securities substantially in the form filed as an exhibit to the Registration Statement has been duly authorized, executed and delivered, the terms of the Preferred Securities and of their issuance and sale have been duly established in conformity with the Declaration so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Securities have been duly executed and authenticated in accordance with the Declaration and issued and sold as contemplated in the Registration Statement, such Preferred Securities will represent valid and fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

(10) Guarantees. When the Registration Statement has become effective under the Act, when the preferred securities guarantee agreement between the Company and the preferred securities guarantee trustee (the “Guarantee Agreement”), relating to the Guarantees with respect to the Preferred

Securities substantially in the form to be filed as an exhibit to the Registration Statement has been duly authorized, executed and delivered, when the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the Preferred Securities entitled to the benefit of the Guarantee Agreement have been duly authorized, issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with my opinion set forth in paragraph (5) above, I note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

I note that, as of the date of this opinion, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the federal laws of the United States, the laws of the States of Delaware, New Jersey and New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

With respect to all matters of New Jersey law, I have relied upon the opinion of Susan L. Blount, Esq., Chief Investment Counsel for the Company, dated the date hereof, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Susan L. Blount, Esq.

With respect to all matters of Delaware law, I have relied upon the opinion, dated March 10, 2005, of Richards, Layton & Finger, P.A., and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Richards, Layton & Finger, P.A.

I have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible. I have assumed, without independent verification, that the Indentures will have been duly authorized, executed and delivered by the trustee thereunder, and that all other governing documents under which, if applicable, any securities covered by the Registration Statement may be issued, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by me are genuine. I have further assumed that the issuance or delivery by the Company of any securities other than the securities covered by the Registration Statement, or of any other property, upon exercise or otherwise pursuant to the terms of the securities, will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, I have assumed that the authority granted in the Resolutions will remain in effect at all relevant times.

I am expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the securities covered by the Registration

Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of Securities” in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Stephen W. Gauster